Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
THE ANDERSONS MANAGEMENT CORP.

FIRST:        Name. The name of the Corporation shall be The Andersons, Inc.

SECOND:    Office. The principal office of the Corporation is to be located at 1947 Briarfield Boulevard, Maumee, in Lucas County, Ohio 43537.

THIRD:    Purpose. The Corporation is formed to engage in any lawful act or activity for which a corporation may be formed under the Ohio General Corporation Law.

FOURTH:    Shares.

(a)Authorized Shares. The total number of shares the Corporation has authority to issue is 64,000,000 shares, consisting of 1,000,000 preferred shares, no par value per share (the “Preferred Shares”), and 63,000,000 common shares, no par value per share (the “Common Shares”). The number of authorized Preferred Shares may not be decreased unless such decrease is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares. Any such decrease may be affected without a vote of the holders of the Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to the instrument designating the terms of a series of Preferred Shares. In no event may the number of authorized Preferred Shares be decreased below the number of shares thereof then outstanding. Any issuance of shares of the Corporation must be approved by directors constituting not less than two-thirds (2/3) of the directors then in office.

(b)Recapitalization. Immediately upon the effectiveness of these Amended and Restated Articles of Incorporation, each previously outstanding share of the Corporation’s Class A Common Shares shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of Common Shares determined by dividing the book value of such share at the Measurement Date by $8, and each previously outstanding share of the Corporation’s Class B Common Shares shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of Common Shares determined by dividing the book value of such share at the Measurement Date by $8. In lieu of issuing fractional Common Shares to any holder of Class A Common Shares or Class B Common Shares, the book value of such fractional Common Share calculated as of the Measurement Date shall be paid by the Corporation to such holder in cash. The “Measurement Date” shall be a date set by the board of directors of the Corporation (the “Board of Directors”), which date shall be after the date on which the limited partners of The Andersons, an Ohio limited partnership and the shareholders of the Corporation vote to approve a merger of The Andersons with and into the Corporation but prior to the effective date of such merger. The Board of Directors shall have the right in its discretion to cancel a Measurement Date and declare a new Measurement Date at any time prior to such effective date.

(a)Preferred Shares. Pursuant to Section 1701.06(A)(12) of the Ohio Revised Code, the Board of Directors of the Corporation may, by the affirmative vote of at least two-thirds (2/3) of the directors then in office and subject to the limitations prescribed by law and the provisions of these Articles of Incorporation, provide for the issuance of Preferred Shares or provide for the issuance of Preferred Shares in one or more series, establish from time to time the number of shares to be included in each such series and fix the designations, voting powers, preferences, rights and qualifications, limitations or restrictions of the Preferred Shares of each such series.

(b)Common Shares. Except as otherwise provided by the General Corporation Law of the State of Ohio, by these Articles of Incorporation (or any amendments hereto) and subject to the rights of holders of Preferred Shares, all of the voting power of the Shareholders of the Corporation shall be vested in the holders of the Common Shares, and each holder of Common Shares shall have one (1) vote for each Common Share held by such holder on all matters voted upon by the shareholders.

(c)Voting. Pursuant to Section 1701.52 of the Ohio Revised Code, notwithstanding any provisions in Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code requiring for any purpose the vote, consent, waiver, or release of the holders of any designated portion (but less than all) of the shares of any particular class or of each class of the Corporation’s shares, and unless otherwise expressly set forth in these Articles of Incorporation or the Corporation’s Code of Regulations, action may be taken on any matter at any shareholder’s meeting by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. Unless otherwise expressly set forth in these Articles of Incorporation, the Corporation’s Code of Regulations, or an instrument designating the terms of a series of Preferred Shares, no shareholder or holder of rights to purchase the Corporation’s shares shall be entitled to vote such shares or rights unless such shares have been issued and are fully paid and non‑assessable.

(d)Preemptive Rights. Unless otherwise expressly set forth in the instrument designating the terms of a series of Preferred Shares or in any written agreement entered into by the Corporation, no holder of shares of any class of the Corporation’s capital shares shall have any right, preemptive or otherwise, to subscribe for or purchase any of the Corporation’s shares hereafter issued or sold.

FIFTH:        Code of Regulations. In furtherance and not in limitation of the powers conferred by statute, the shareholders of the Corporation are expressly authorized to adopt, amend or repeal the Corporation’s Code of Regulations; provided, however, that, in addition to any vote of the holders of any class or series of shares of the Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares entitled to vote on each matter on which the holders of record of Common Shares shall be entitled to vote shall be required in order for the shareholders to adopt, amend or repeal any provision of the Corporation’s Code of Regulations.

SIXTH:        No Cumulative Voting. The Corporation hereby eliminates the right of its shareholders to cumulate their voting power under Section 1701.55(C)-(D) of the Ohio Revised Code, as permitted by Section 1701.69 (B)(10) of the Ohio Revised Code.

SEVENTH:    Certain Voting Requirements. In addition to the requirements of applicable state law, and the other provisions of these Articles:

(a)    The approval required for any Business Combination shall be the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding Common Shares not Beneficially Owned by the Controlling Persons that cause the transaction contemplated by such Business Combination to constitute a Business Combination; provided that no such vote under this Article SEVENTH shall be required if:

(i)    (A)    the Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all shares of voting Common Shares of the Corporation owned by shareholders who do not vote in favor of the Business Combination;

(B)    the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share; and

(C)    a proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination; or

(ii)    the then current Board of Directors of the Corporation shall by the affirmative vote of at least two-thirds (2/3) of the directors then in office have approved the Business Combination as being in the best interests of the Corporation.

(b)    Solely for purposes of this Article SEVENTH, the following definitions shall apply:

(i)    “Affiliate” shall mean with respect to a Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

(ii)    “Associate” shall mean with respect to a Person:

(A)    any corporation or organization of which such Person is an officer or partner or of which such Person is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities;

(B)    any trust or other estate in which such Person has a five percent (5%) or larger beneficial interest of any nature or as to which such Person serves as trustee or in a similar fiduciary capacity; or

(C)    the immediate family of such Person, including without limitation, a spouse, parents, children (even if of legal age and living independently), siblings, fathers and mothers-in-laws, sons and daughters-in-law, and brothers and sisters-in-law.

(iii)    “Beneficially Own” shall include, without limitation, with respect to any Person:

(A)    all shares directly or indirectly owned by such Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate;

(B)    all shares which such Person, Affiliate or Associate has the right to acquire (1) through the exercise of any option, warrant or right (whether or not currently exercisable), (2) through the conversion of a security, (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement, or (4) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and

(C)    all shares as to which such Person, Affiliate or Associate directly or indirectly, through any contract, arrangement, understanding or relationship between or among any two or more shareholders has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

(iv)    “Business Combination” shall mean:

(A)    any merger of the Corporation with or into a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate;

(B)    any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of the Corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, to or with a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate;

(C)    any merger into the Corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate;

(D)    any sale, lease, exchange, transfer or other disposition to the Corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any dispositions of assets which, if included with all other dispositions to the Corporation or a Subsidiary consummated during the same fiscal year of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the Corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), provided that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition, when included with all other dispositions consummated during the same, and immediately preceding two fiscal years of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would result in dispositions by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the Corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition);

(E)    any reclassification of voting Common Shares of the Corporation, or any recapitalization involving voting Common Shares of the Corporation, consummated within three years after a Controlling Person becomes a Controlling Person; and

(F)    any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

Notwithstanding anything to the contrary herein, Business Combination shall not include dissolution of the Corporation, or any Statutory Merger, or any transaction involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate which is to be consummated or become effective after such Controlling Person has been a Controlling Person for at least three years.

(v)    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(vi)    “Controlling Person” shall mean any Person who Beneficially Owns a number of voting shares of the Corporation, whether or not such number includes shares not then issued, which exceeds ten percent (10%) of the voting power of the shares of the Corporation entitled to vote.

(vii)    “Exempt Person” shall mean (A) each Person that is a holder of Common Shares immediately after giving effect to the merger of The Andersons, an Ohio limited partnership, with and into the Corporation; (B) to the extent a Person described in (A) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); and (C) any Person (1) of which Persons described in (A) and/or (B) above own more than eighty percent (80%) of the voting shares or other voting interests and (2) of which Persons described in (A) and/or (B) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person. For purposes of this definition “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption. Notwithstanding the foregoing sentence, none of the persons described in clauses (A), (B) and (C) above shall continue to be an Exempt Person by virtue of such clauses after the earliest date on which such Persons are owners in the aggregate of less than twenty-five percent (25%) of the Corporation’s outstanding voting shares (determined without taking into account any securities exercisable or exchangeable for, or convertible into, the Corporation’s voting shares, other than any such securities owned by such Persons).

(viii)    “Minimum Price Per Share” shall mean the higher of

(A)    the highest gross per share price paid or agreed to be paid to acquire any shares of voting Common Shares of the Corporation Beneficially Owned by a Controlling Person (other than any price paid or deemed to be paid for any such shares issued pursuant to the amendment and restatement of these Articles of Incorporation in connection with the merger of The Andersons, an Ohio limited partnership, into the Corporation or for any such shares issued in such merger), provided such payment or agreement to make payment was made within three years immediately prior to the record date set to determine the shareholders entitled to vote on the Business Combination in question, or in the case of a Statutory Merger, three years immediately prior to the effective date of such Statutory Merger, or

(B)    the highest per share asked public market price (in the event the shares are not listed on a national securities exchange) or the highest per share closing public market price (in the event the shares are listed on a national securities exchange) for such shares during such three year period. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation share splits, share dividends, reserves share splits, and share distributions.

(ix)    “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(x)    “Securities Exchange Act of 1934” shall mean the Securities Act of 1934, as amended from time to time as well as any successor or replacement statute.

(xi)    “Statutory Merger” shall mean any merger of the Corporation into another entity pursuant to Sections 1701.80 and 1701.801 of the Ohio Revised Code, as amended from time to time, or any successor or replacement statute (collectively the “Merger Statute”), but only if the Merger Statute does not give voting rights to the shareholders of the Corporation with respect to the merger. If voting rights are required by the Merger Statute, or in connection therewith, a merger under such section shall not be a Statutory Merger for purposes of this Article SEVENTH.

(xii)    “Subsidiary” shall mean with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, twenty percent (20%) or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a partnership, limited liability company, association or other business entity, twenty percent (20%) or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have twenty percent (20%) or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated twenty percent (20%) or more of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

(xiii)    “Substantial Part” shall mean more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ended prior to the time the determination is being made.

(c)    A Controlling Person shall be subject to all fiduciary and other standards of conduct and obligations imposed by applicable state law and shall be considered not to have satisfied such standards of conduct and obligations unless such Controlling Person shall, in the event of a Statutory Merger which occurs before the Controlling Person has been a Controlling Person for three years, pay or cause to be paid for each voting Common Share of the Corporation, as to which share ownership is being sold, redeemed, cancelled or otherwise terminated in a Statutory Merger, cash or other readily marketable consideration having a fair value at least equal to the Minimum Price Per Share.

(d)    This Article SEVENTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding Common Shares not Beneficially Owned by Controlling Persons; provided, however, that solely for purposes of this subsection (d), the term Controlling Persons shall not include any Exempt Persons.

EIGHTH:    Corporate Repurchase of Shares. Pursuant to Section 1701.35 of the Ohio Revised Code, when authorized by the affirmative vote of a majority of the directors then in office, without the action or approval of its shareholders, the Corporation may redeem, purchase or contract to purchase, at any time and from time to time, shares of any class of its capital shares, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

NINTH:    Self-interest. No officer, director or shareholder of the Corporation shall be disqualified by his or her office, membership or stock ownership from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or in any other similar or dissimilar capacity; nor shall any transaction, contract or act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any such officer, director or shareholder of the Corporation, any firm of which he or she may be a member, or any other Corporation or affiliate or subsidiary of which he or she may be an officer, director or shareholder, is in any way interested in such transaction, contract or act, provided the interest of such officer, director or shareholder is disclosed to or known by the Board of Directors of the Corporation, or such members thereof as shall be present at any meeting at which action is taken upon any such transaction, contract or act, or for any gains or profits realized by him or her by reason of the fact that he or she, any firm of which he or she is a member, or any corporation or affiliate or subsidiary of which he or she is an officer, director or shareholder is interested in any such transaction, contract or act. Any such officer, director or shareholder, if he or she is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action upon any such transaction, contract or act, and he or she may vote at any such meeting to authorize, adopt, ratify or approve any such transaction, contract or act to the same extent as if he or she, any firm of which he or she is a member, or any other corporation or affiliate or subsidiary of which he or she is an officer, director or shareholder, were not interested in such transaction, contract or act.

TENTH:    Business Combinations. In the event that it is proposed that the Corporation enter into a merger or consolidation with any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation), or sell or otherwise dispose of all or substantially all of its assets or business in one transaction or a series of transactions, or liquidate or dissolve, the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares entitled to vote on each matter on which the holders of record of Common Shares shall be entitled to vote shall be required for the approval of such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale, disposition, liquidation or dissolution which is approved by the affirmative vote of two-thirds (2/3) of the directors then in office, if the majority of the members of the Board of Directors so voting were members of the Board of Directors of the Corporation prior to the public announcement of the proposed merger, consolidation, sale, disposition, dissolution or liquidation and prior to the public announcement of any transaction relating to such merger, consolidation, sale, disposition, dissolution or liquidation. If such approval is granted, then such transaction shall only require the approval otherwise required under the other Articles of these Articles of Incorporation and under the Ohio General Corporation Law. For purposes of this Article TENTH, “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

ELEVENTH:    Control Share Acquisitions. No Person shall make a Control Share Acquisition without the prior authorization of the shareholders of the Corporation.

(a)    In order to obtain authorization of a Control Share Acquisition by the shareholders of the Corporation, a Person shall deliver a notice (the “Acquisition Notice”) to the Corporation at its principal place of business that sets forth all of the following information:

(i)    the identity of the Person who is giving the Acquisition Notice;

(ii)    a statement that the Acquisition Notice is given pursuant to this Article ELEVENTH;

(iii)    the number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Acquisition Notice;

(iv)    the range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

(v)    a description in reasonable detail of the terms of the proposed Control Share Acquisition; and

(vi)    representations, supported by reasonable evidence, that the proposed Control Share Acquisition; if consummated, would not be contrary to law and that the Person who is giving the Acquisition Notice has the financial capacity to make the proposed Control Share Acquisition.

(b)    (i)    The Board of Directors of the Corporation shall, within ten (10) days after receipt by the Corporation of an Acquisition Notice that complies with paragraph (a), call a special meeting of shareholders to be held not later than fifty (50) days after receipt of the Acquisition Notice by the Corporation, unless the Person who delivered the Acquisition Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided, that, the Board of Directors shall have no obligation to call such meeting if they make a determination within ten (10) days after receipt of the Acquisition Notice (A) that the Acquisition Notice was not given in good faith, (B) that the proposed Control Share Acquisition would not be in the best interests of the Corporation and its shareholders, (C) that the Person who delivered the Acquisition Notice has failed to adequately demonstrate that such Person has the financial capacity to make the proposed Control Share Acquisition or (D) that the proposed Control Share Acquisition would be contrary to law if consummated. The Board of Directors may adjourn such meeting if, prior to such meeting, (1) the Corporation has received an Acquisition Notice from any other Person or (2) a merger, consolidation or sale of assets of the Corporation has been approved by the Board of Directors and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or the merger, consolidation or sale of assets of the Corporation so approved should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

(ii)    For purposes of making a determination that a special meeting of shareholders should not be called pursuant to this paragraph (b), no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph (b), “disinterested directors” shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional transactions with the Corporation shall not be deemed to be “disinterested directors” for purposes of this provision. A director shall not be deemed to be other than a “disinterested director” merely because he or she would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

(c)    The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Acquisition Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

(d)    The Person who delivered the Acquisition Notice may make the proposed Control Share Acquisition if both the following occur: (i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors and held for that purpose, and at which a quorum is present, by an affirmative vote of the holders of two-thirds (2/3) of the Voting Shares represented at such meeting in person or by proxy and by an affirmative vote of the holders of two-thirds (2/3) of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following such shareholder authorization of the Control Share Acquisition.

(e)    Shares issued or transferred to any Person in violation of this Article ELEVENTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article ELEVENTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares (any such remainder of shares being hereinafter called “Excess Shares”) unless within 30 days of the date on which the Board of Directors determines that such Excess Shares have been issued or transferred, the issuance or transfer of such Excess Shares is approved by the Board of Directors, which approval makes specific reference to this paragraph (e) of this Article ELEVENTH. If the issuance or transfer of such Excess Shares is approved by the Board of Directors in accordance with the provisions of this paragraph, then the issuance or transfer of such Excess Shares shall be deemed, for all purposes, to have been approved prior to the date of such issuance or transfer in accordance with paragraph (f)(ii)(B)(5) of this Article ELEVENTH. If the second clause of the first sentence of this paragraph (e) is determined to be invalid by virtue of any legal decision, statute, rule or regulation, any Person who holds Excess Shares in violation of this Article ELEVENTH shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation. While held by any Person in violation of this Article ELEVENTH, Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and the holders thereof shall not be entitled to receive dividends or any other distribution with respect to Excess Shares and, if such dividends or distributions are received, shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not own shares in violation of this Article ELEVENTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends or other distributions on the Excess Shares not previously paid or distributed.

(f)    As used in this Article ELEVENTH:

(i)    “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof and two or more of any of the foregoing Persons having a joint or common interest.

(ii)    (A)    “Control Share Acquisition” means the acquisition, directly or indirectly, alone or with others, by any Person of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this paragraph (F)(2)(i), would entitle such Person, immediately after such acquisition, directly or indirectly to exercise or direct the exercise of voting power of the Corporation in the election of directors within any of the following ranges of such voting power:

(1) One-fifth (1/5) or more but less than one-third (1/3) of such voting power;

(2)    One-third (1/3) or more but less than a majority of such voting power;

(3)    A majority or more of such voting power.

A bank, broker, nominee, trustee, or other Person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing, this Article ELEVENTH shall, however, be deemed to have voting power only of shares in respect of which such Person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article ELEVENTH. For purposes of this Article ELEVENTH, the acquisition of securities immediately convertible into the shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.

(B)    The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article ELEVENTH if the acquisition is consummated in any of the following circumstances.

(1)    By underwriters, in good faith and not for the purpose of circumventing this Article ELEVENTH, in connection with an offering of the securities of the Corporation to the public;

(2)    By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article ELEVENTH;

(3)    Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article ELEVENTH;

(4)    Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of §1701.78 or §1701.83 of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of shareholders of the surviving, new, or acquiring corporation is required by the provisions of §1701.78 or §1701.83 of the Ohio Revised Code;

(5)    Pursuant to a transaction which has received the prior authorization of the Board of Directors of the Corporation which authorization makes specific references to this paragraph (f)(ii)(B)(5); or

(6)    Solely by one or more Exempt Persons.

The acquisition by any Person of shares of the Corporation in a manner described under this paragraph (f)(ii)(B) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article ELEVENTH within the range of voting power under paragraph (f)(ii)(A)(l), (2) or (3) of this Article ELEVENTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under paragraph (f)(ii)(B)(2) or (3), the transferor of such shares to such Person had previously obtained or was deemed to have obtained any authorization of shareholders required under this Article ELEVENTH in connection with such transferor’s acquisition of shares of the Corporation.

(C)    The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article ELEVENTH, the acquisition of which (1) had previously been authorized by shareholders in compliance with this Article ELEVENTH or (2) would have constituted a Control Share Acquisition but for paragraph (f)(ii)(B), does not constitute a Control Share Acquisition for the purpose of this Article ELEVENTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article ELEVENTH, or deemed to be so authorized under paragraph (f)(ii)(B).

(iii)    “Exempt Person” shall mean (A) each Person that is a holder of Common Shares immediately after giving effect to the merger of The Andersons, an Ohio limited partnership, with and into the Corporation; (B) to the extent a Person described in (A) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); and (C) any Person (1) of which Persons described in (A) and/or (B) above own more than eighty percent (80%) of the voting shares or other voting interests and (2) of which Persons described in (A) and/or (B) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person. For purposes of this definition, “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption. Notwithstanding the foregoing sentence, none of the Persons described in clauses (A), (B) and (C) above shall continue to be an Exempt Person by virtue of such clauses after the earliest date on which such Persons are owners in the aggregate of less than twenty-five percent (25%) of the Corporation’s outstanding voting shares (determined without taking into account any securities exercisable or exchangeable for, or convertible into, the Corporation’s voting shares, other than any such securities owned by such Persons).

(iv)    “Interested Shares” means Voting Shares with respect to which any of the following Persons may exercise or direct the exercise of the voting power;

(A)    any Person whose Acquisition Notice prompted the calling of the meeting of shareholders;

(B)    any officer of the Corporation elected or appointed by the directors of the Corporation; and

(C)    any employee of the Corporation who is also a director of the Corporation.

(v)    “Voting Shares” means shares of any class or series of shares of the Corporation entitled to vote generally in the election of directors.

(g)    No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article ELEVENTH shall be valid unless it provides that it is revocable. No such proxy is valid unless it is sought, appointed, and received both:

(i)    in accordance with all applicable requirements of law; and

(ii)    separate and apart from the sale or purchase, contract or tender for sale or purchase, or request, or invitation for tender for sale or purchase, of shares of the Corporation.

(h)    Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article ELEVENTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

(i)    The provisions of § 1701.831 of the Ohio Revised Code, as amended from time to time, or any successor provision or provisions to said section, shall only apply to this Corporation with respect to any particular Control Share Acquisition attempt, as such is defined in § 1701.831 of the Ohio Revised Code, in the event that there is a determination by a court of competent jurisdiction with respect to which no appeal is pending that the provisions of this Article ELEVENTH are invalid or otherwise cease to be included in these Articles of Incorporation.

TWELFTH:    Transactions with Interested Shareholders.

(a)    The Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the date that such shareholder became an Interested Shareholder, unless (i) prior to such date the Board of Directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting shares of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (A) by Persons who are officers of the Corporation and (B) by employee share plans of the Corporation or its subsidiaries in which employee participants do not have the right to determine confidentially whether shares of the Corporation held subject to the plan will be tendered in a tender or exchange offer or (iii) on or subsequent to such date the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of at least two-thirds (2/3) of the outstanding voting shares of the Corporation which are not owned by the Interested Shareholder.

(b)    The restrictions contained in this Article TWELFTH shall not apply if:

(i)    a shareholder becomes an Interested Shareholder inadvertently and (A) as soon as practicable divests sufficient shares so that the shareholder ceases to be an Interested Shareholder and (B) would not, at any time within the 3-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition; or

(ii)    the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (A) constitutes one of the transactions described in the second sentence of this subsection (ii); (B) is with or by a Person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the prior approval of the Board of Directors; and (C) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one (1)) who were directors prior to any Person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to the Ohio General Corporation Law, no vote of the shareholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either the aggregate market of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Corporation; and (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Corn oration. The Corporation shall give not less than 20 days’ notice to all shareholders known to it to be Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this subsection (ii).

(c)    Definitions.    As used in this Article TWELFTH:

(i)    “affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person; provided that, for purposes of this Article TWELFTH, the term “affiliate” shall not include any Person that is an Exempt Person.

(ii)    “associate”, when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting shares, (ii) any trust or other estate in which such Person has at least a twenty (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person; provided that, for purposes of this Article TWELFTH, the term “associate” shall not include any Person that is an Exempt Person.

(iii)    “Business Combination”, when used in reference to the Corporation and any Interested Shareholder of the Corporation, means:

(A)    any merger or consolidation of the Corporation or any direct or indirect majority‑owned subsidiary of the Corporation with (1) the Interested Shareholder or (2) any other Person if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation paragraph (a) of this Article TWELFTH is not applicable to the surviving Person;

(B)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Corporation, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Corporation;

(C)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any shares of the Corporation or of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of any security exercisable for, exchangeable for or convertible into shares of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Corporation subsequent to the time the Interested Shareholder became such, (3) pursuant to an exchange offer by the Corporation to purchase shares made on the same terms to all holders of said shares, or (4) any issuance or transfer of shares by the Corporation, provided however, that in no case under (2)-(4) above shall there be an increase in the Interested Shareholder’s proportionate share of the shares of any class or series of the Corporation or of the voting shares of the Corporation;

(D)    any transaction involving the Corporation or any direct or indirect majority‑owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or of securities exercisable for, exchangeable for or convertible into the shares of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the Interested Shareholder; or

(E)    any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsection (A)-(D) above) provided by or through the Corporation or any direct or indirect majority owned subsidiary.

(iv)    “control”, deluding the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise. A Person who is the owner of twenty percent (20%) or more of a corporation’s outstanding voting shares shall be presumed to have control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this Article TWELFTH, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of the Corporation.

(v)    “Exempt Person” shall mean (A) each Person that is a holder of Common Shares immediately after giving effect to the merger of The Andersons, an Ohio limited partnership, with and into the Corporation; (B) to the extent a Person described in (A) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); (C) any Person (1) of which Persons described in (A) and/or (B) above own more than eighty percent (80%) of the voting shares or other voting interests and (2) of which Persons described in (A) and/or (B) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interest of such Person; and (D) any Person whose ownership of shares in excess of the ten percent (10%) limitation set forth in the definition of “Interested Shareholder” is the result of action taken solely by the Corporation provided that such Person shall cease to be an Exempt Person if thereafter such Person acquires additional shares of voting shares of the Corporation except as a result of further action by the Corporation and caused, directly or indirectly, by such Person. For purposes of this definition, “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption. Notwithstanding the foregoing sentence, none of the Persons described in clauses (A), (B) and (C) above shall continue to be an Exempt Person by virtue of such clauses after the earliest date on which such Persons are owners in the aggregate of less than twenty-five percent (25%) of the Corporation’s outstanding voting shares (determined without taking into account any securities exercisable or exchangeable for, or convertible into, the Corporation’s voting shares, other than any such securities owned by such Persons).

(vi)    “Interested Shareholder” means any Person (other than an Exempt Person and other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of ten percent (10%) or more of the outstanding voting shares of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner often percent (10%) or more of the outstanding voting shares of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder; and the affiliates and associates of such Person. For the purpose of determining whether a Person is an Interested Shareholder, the voting shares of the Corporation deemed to be outstanding shall include shares deemed to be owned by the Person through application of subsection (vii) of this paragraph (c) but shall not include any other unissued shares of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vii)    “owners” including the terms “own” and “owned”, when used with respect to any shares, means a Person that individually or with or through any of its affiliates or associates:

(A)    beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 or any successor provision) such shares, directly or indirectly; or

(B)    has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of exercise rights, conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any shares because of such Person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or

(C)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause (B) of this subsection), or disposing of such shares with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

Nothing in this subsection (vii) shall cause a Person to be treated as the “owner” of, or to “own”, any securities owned by any other Person that is an Exempt Person.

(vii)    “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof and two or more of any of the foregoing Persons having a joint or common interest.

(ix)    “Voting Shares” means shares of any class or series of shares of the Corporation entitled to vote generally in the election of directors.

(d)    The provisions set forth in this Article TWELFTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Shares which are not owned by an Interested Shareholder.

(e)    The provisions of §1704 of the Ohio Revised Code, as amended from time to time, or any successor provision or provisions to said section, shall only apply to this Corporation with respect to any particular Chapter 1704 transaction, as such is defined in §1704 of the Ohio Revised Code, in the event that there is a determination by a court of competent jurisdiction with respect to which no appeal is pending that the provisions of this Article TWELFTH are invalid or otherwise cease to be included in these Articles of Incorporation.

THIRTEENTH: Indemnification. The Corporation is authorized to indemnify all persons whom it may indemnify to the full extent permitted by law.

FOURTEENTH: Amendments.

(a)    Except as otherwise provided herein, these Articles of Incorporation may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares.

(b)    These Amended and Restated Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

* * * *

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 1995.

____________________________
Richard P. Anderson, President

____________________________
Beverly J. McBride, Secretary

Amendment to Article Fourth (a) approved by the Board of Directors at the May 7, 2010 Shareholders Meeting.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2011.

____________________________
Naran U. Burchinow
Senior Vice President, General Counsel and Secretary

Amendment to Article Fourth (a) approved by the Board of Directors at the May 8, 2015 Shareholders Meeting.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2015.

____________________________
Naran U. Burchinow
Senior Vice President, General Counsel and Secretary

Amendment to Article SECOND approved by the Board of Directors at the May 12, 2017 Board Meeting.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2017.

____________________________
Naran U. Burchinow
Senior Vice President, General Counsel and Secretary